Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
(1) Registration Statement (Form S-3 Nos. 333-262528 and 333-269148) of BioAtla, Inc., and
(2)
(2) Registration Statement (Form S-8 Nos. 333-263120, 333-254673 and 333-251520) pertaining to the 2020 Equity Incentive Plan and Employee Stock Purchase Plan of BioAtla, Inc.;

of our reports dated March 23, 2023, with respect to the consolidated financial statements of BioAtla, Inc. included in this Annual Report (Form 10-K) of BioAtla, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 23, 2023